UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2016 (April 3, 2016)

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 Avenue of the Americas, 43rd Floor, New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 3, 2016, Laura A. Philips, Ph. D., M.B.A a member of the Board of Directors (the “Board”) of Delcath Systems, Inc. (the “Company”) resigned from the Board, effective immediately.

On April 4, 2016, Dennis H. Langer, M.D., J.D., resigned from the Board, effective immediately.

The decisions of Drs. Philips and Langer to resign are not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. On April 6, 2016, the Board determined to reduce the size of the Board from seven directors to six directors and the Nominating and Governance Committee of the Board commenced a process to identify one new director as promptly as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: April 7, 2016	By:	/s/ Jennifer K. Simpson, Ph.D.
		Name:	Jennifer K. Simpson, Ph.D.
		Title:	President and Chief Executive Officer